                                                                   EXHIBIT 10.22


                                  ADDENDUM TO
                          MASTER REPURCHASE AGREEMENT

     This Addendum Agreement, dated as of February 12, 1999 is made by and between NovaStar REMIC Financing Corporation, acting as seller ("Seller") and First Union Corporation acting as buyer ("Buyer"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Master Repurchase Agreement (as defined below).

                                   RECITALS:

     WHEREAS, Buyer and Seller have entered into a Master Repurchase Agreement dated as of February 12, 1999 (the "Master Repurchase Agreement"); and

     WHEREAS, Buyer and Seller desire to supplement and amend the Master Repurchase Agreement to enter into Transactions involving Assets (as defined below).

     NOW, THEREFORE, the parties hereto agree as follows:

     1. (a) The first sentence of Section 1 of the Master Repurchase Agreement shall be amended in its entirety to read as follows:

               "From time to time in Buyer's sole and absolute discretion exercised in Good Faith, the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") Assets deemed to be Eligible Asset-Backed Securities by the Buyer against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Assets at a date certain or on demand, against the transfer of funds by Seller."

          (b) Section 1 is hereby further amended by adding the following at the end thereof:

               "Without limiting any rights of Buyer under this Master Repurchase Agreement, Buyer shall not be obligated to enter into more than one (1) Transaction per month and no Transaction shall be for a Purchase Price of less than $1,000,000 or an integral multiple of $500,000 thereafter".

          (c) Every reference in the Master Repurchase Agreement to "Securities" shall be replaced by "Assets" other than any terms specifically defined in this Addendum include "Securities" within such term or definition.

     2. Subparagraph 2(a) of the Master Repurchase Agreement is amended by adding the following after the word "any" and before the word "bankruptcy" in the second line thereof:

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

          "conservatorship or receivership (within the meaning of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989),".

     3. Subparagraphs 2(j) and 2 (p) of the Master Repurchase Agreement are amended to read as follows:

          (i) "Market Value" with respect to any Assets as of any date, shall mean the price at which the Purchased Assets could readily be sold as determined by Buyer in its sole and absolute discretion provided, however,
                                                             --------
     in the absence of a generally recognized source for prices or bid or offer quotations for any Assets, Buyer may establish the source therefor in its sole and absolute discretion. Without limiting the foregoing, Seller acknowledges that the Market Value of all or any portion of a Purchased Asset may be reduced to zero if there exists a breach of a representation, warranty or covenant made by Seller in this Master Repurchase Agreement with respect to such Purchased Asset.

          (p) "Purchased Assets" the Assets transferred by Seller to Buyer in a Transaction hereunder and any Assets substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Assets" with respect to any Transaction at any time also shall include Additional Assets delivered pursuant to Paragraph 4(b) hereof.

     4. The following definitions are hereby added to Section 2 of the Master Repurchase Agreement:

     "Applicable Additional Percentage" means (a) five percent (5.0%) so long as no Event of Default has occurred and is then continuing and (b) nine percent (9.0%) any time following the occurrence and during the continuance of an Event of Default.

     "Asset-Backed Security" shall mean either (i) a certificate issued under a Trust Agreement representing 100% ownership of a Delaware business trust that has issued bonds secured by a pool of Mortgage Assets originated in accordance with the Underwriting Standards of the applicable affiliate of Seller or (ii) a subordinated bond issued by a Delaware business trust that has issued bonds under an Indenture secured by a pool of Mortgage Assets originated in accordance with the Underwriting Standards of the applicable affiliate of Seller.

     "Assets" means Eligible Asset-Backed Securities and other assets, in each case agreed to from time to time by Buyer and Seller and delivered to Buyer hereunder from time to time, or a participating or pro rata interest therein.

     "Change of Control" means the occurrence of any event (whether in one or more transactions) which results in a transfer of power, direct or indirect (x) to vote 50% or more of the securities having ordinary voting power for the election of the directions of Seller or any Guarantor (other than NFI) or (y) to direct or cause the direction of the management and policies of Seller or any Guarantor (other than NFI) by contract or otherwise.

     "Current Margin" shall mean, with respect to any date, the difference between (i) the aggregate Market Value of all Purchased Assets held by Buyer on such date and (ii) the aggregate Purchase Price paid by Buyer for all Purchased Assets held by Buyer on such date.

     "Eligible Asset-Backed Security" shall mean each Asset-Backed Security deemed to be eligible by Buyer in its sole and absolute discretion with respect to which each of the representations and warranties set forth on Exhibit C
                                                                 ---------
hereto is accurate and complete as of the date of the related Confirmation (and Seller by including any such Asset-Backed Security in any such Transaction shall be deemed to make such representations and warranties to Buyer at and as of the date of such Transaction).

     "First Union" shall mean Buyer or any of its non-bank affiliates or subsidiaries.

     "Good Faith" as used in this Master Repurchase Agreement shall mean honesty in fact in the conduct or transaction concerned.

     "Guarantor" shall mean individually and collectively, NFI Holding Corporation, a Delaware corporation, NovaStar Mortgage, Inc., a Virginia corporation and NFI.

     "Indentures" shall mean (a) each indenture listed on Exhibit G hereto as in
                                                          ---------
existence on the date hereof and (b) any Indenture pursuant to which an Asset-Backed Security has been issued.

     "Maximum Purchase Amount" at any date shall mean $20,000,000 less the aggregate amount of Repurchase Prices owed to Buyer under and pursuant to the NCFC Repurchase Agreement at such date.

     "Mortgage Assets" shall mean home equity loans or mortgage loans originated by an affiliate of Seller.

     "NCFC" shall mean NovaStar Certificates Financing Corporation, a Delaware corporation.

     "NCFC Repurchase Agreement" means the Master Repurchase Agreement dated as of the date hereof between NCFC and Buyer.

     "NCI" shall mean NovaStar Capital, Inc., a Delaware corporation.

     "NFI" shall mean NovaStar Financial, Inc., a Maryland corporation.

     "NMI" shall mean NovaStar Mortgage, Inc., a Virginia corporation.

     "Related Documents" means the Master Repurchase Agreement, the Servicing Agreements and the Collection Account Agreement.

     "Related Facilities" means (i) the Master Repurchase Agreement dated as of the date hereof among NFI, NMI, NCI and First Union or First Union National Bank ("FUNB") and the Addendum thereto, (ii) the NCFC Repurchase Agreement, (iii) any other Master Repurchase Agreement by and among Seller, NMI, NCFC and/or any affiliate of either Seller or NMI and First Union or FUNB and the Addendum thereto, (iv) any Mortgage Loan Warehousing Agreement by and among Seller, NMI and/or any affiliate of either Seller or NMI and First

Union or FUNB and (v) any other document, agreement or instrument pursuant to which Seller, NMI, NCFC and/or any affiliate of either Seller or NMI is obligated to Buyer.

     "Required Documents" shall mean the following documents with respect to any Eligible Asset-Backed Security:

          (i) an executed assignment of such Eligible Asset-Backed Security, in form and substance satisfactory to Buyer in its sole and absolute discretion, from the Seller to Buyer, and

          (ii) executed documents, certificates, notices, consents, opinions and other transfer documentation as is required to register the Eligible Asset-Backed Security in the name of Buyer under the applicable Trust Agreement or Indenture.

     "Required Margin" shall mean, with respect to any Transaction, a fixed percentage of the Market Value of Purchased Assets as specified in the Confirmation for such Transaction but shall in no event be less than 50%.

     "Servicer" shall mean the designated servicer under each Servicing
Agreement.

     "Servicing Agreements" means those certain servicing agreements or servicing arrangements (a) listed on Exhibit E hereto as in existence on the
                                     ---------
date hereof which have been approved by Buyer and (b) any Servicing Agreements pursuant to which any Mortgage Assets are serviced.

     "Term" shall mean three hundred and sixty-four (364) days from the date of execution of this Master Repurchase Agreement.

     "Trust Agreements" shall mean each of the Trust Agreements (a) listed on

Exhibit H hereto as in existence on the date hereof and (b) pursuant to which an
---------
Asset-Backed Security has been issued.

     "Trustee" shall mean, as applicable, the entity designated as such pursuant to each Trust Agreement.

     "Underwriting Standards" shall mean the underwriting policies of affiliates of the Seller that were applied to the Mortgage Assets included in any securitization by an affiliate of the Seller, as set forth in the Prospectus Supplement for such securitization.

     5. Subparagraph 3(b) of the Master Repurchase Agreement is amended by adding at the end of the first sentence of Paragraph 3(b):

          "In the case of Transactions involving Assets that are Eligible Asset-Backed Securities, the Required Documents and the Eligible Asset-Backed Securities shall have been delivered to and held by Buyer, (b) the Repurchase Date for each Transaction shall be the earlier of (i) thirty (30) days following the applicable Purchase Date or, if such date is not a business day, the next succeeding business day, (ii) the date set forth in the applicable Confirmation and

(iii) the date determined by application of Paragraph 11 of the Master Repurchase Agreement and (c) the Pricing Rate for each Transaction shall be a per annum rate equal to the sum of (i) the London interbank offered rate for one month deposits of U.S. dollars as determined by reference to the Bloomberg Telerate Service page 3720, as of 11:00 a.m., London time, by Buyer on the Purchase Date, plus, (ii) the Applicable Additional Percentage."
               ----

     6. Subparagraph 3(c) of the Master Repurchase Agreement is amended by adding the following at the end of the first sentence of Paragraph 3(c):

          "In the case of Transactions involving Assets that are Eligible Asset-Backed Securities, such demand by Seller shall be for a repurchase of all Purchased Assets subject to the related Transaction and shall be made no later than 2:00 p.m. New York City time on the business day immediately preceding the day on which such termination will be effective, which termination shall also be on a business day. Upon receipt of the Repurchase Price in immediately available funds, Buyer shall promptly deliver the Purchased Assets for such Transaction to Seller for further disposition."

     7. Subparagraph 4 of the Master Repurchase Agreement is amended in its entirety to read as follows:

          (a) Daily until the expiration of the Term (or less frequently if the Buyer, in its sole and absolute discretion, so elects), Buyer will determine (i) the aggregate Market Value of all Purchased Assets held by Buyer and (ii) the Current Margin as of such date. Without limiting the foregoing, Seller shall promptly deliver to Buyer, at any time and from time to time, information with respect to the Purchased Assets to assist Buyer in ascertaining the Market Value of such Purchased Assets including, without limitation, any information with respect to the Purchased Assets which has been expressly requested by Buyer.

          (b) If, on any date, the Current Margin is less than the Required Margin for such date by an amount in excess of $150,000 (a "Margin Deficit"), Buyer may, in its sole and absolute discretion, by notice to Seller (a "Margin Call"), require Seller to transfer cash or additional Assets reasonably acceptable to Buyer ("Additional Assets") so that the Current Margin for such date then equals or exceeds the Required Margin for such date Seller shall provide Buyer, no later than the close of business on the date of any Margin Call, a detailed description, in form and substance satisfactory to Buyer, of the Additional Assets Seller will use to satisfy such Margin Call.

          (c) Seller shall transfer the Additional Assets no later than the close of business on the third business day immediately following the date on which a Margin Call is given. Any cash transferred to Buyer pursuant hereto shall be held by Buyer until the Repurchase Date and shall be applied against the Repurchase Price on the Repurchase Date.

          (d) Buyer's election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

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

          (e) If, on any date, one or more Margin Calls are outstanding, the Buyer shall be under no obligation to enter into any new Transactions.

     8. Paragraph 5 of the Master Repurchase Agreement is amended by added the following at the end of the last sentence thereof:

          "Notwithstanding the foregoing and except as provided in Paragraph 11 of this Master Repurchase Agreement, Seller shall hold, for the benefit of, and in trust for, Buyer all Income received by or on behalf of Seller with respect to any Purchased Assets or any Eligible Asset-Backed Securities on and after the applicable Purchase Date; provided, however, so long as no Event of Default
                          --------  -------
shall have occurred and be continuing, Seller shall be permitted to use the Income received by Seller in the ordinary course of its business. Immediately upon the occurrence and during the continuation of an Event of Default, Seller shall deposit such Income in a deposit account (the title of which shall indicate that the funds therein are being held in trust for Buyer) (the "Collection Account") with a financial institution acceptable to Buyer and subject to a collection account agreement or alternative written agreement which, in each case, is in form and substance satisfactory to Buyer ("Collection
Account Agreement").   All such Income shall be held in trust for Buyer, shall
constitute property of the Buyer, and shall not be commingled with other property of Seller or any affiliate of Seller except as expressly permitted above. All funds on deposit in the Collection Account shall be immediately remitted to Buyer. Buyer may, in its sole and absolute discretion, apply all Income received by Buyer to the repurchase obligations and/or other monetary obligations owing by Seller to Buyer under this Master Repurchase Agreement, or under any other document, instrument, agreement between Seller and Buyer in such order as Buyer determines in the exercise of its sole and absolute discretion.

          To the extent, if any, that Seller's consent is required, Seller shall not consent to any transfer of any servicing rights under any Servicing Agreement or otherwise with respect to any Mortgage Assets, without the prior written consent of Buyer.

          On or before 2:00 p.m. (New York time) ten (10) business days prior to any Transaction, Seller will provide Buyer with (a) notice of such Transaction and (b) all information deemed necessary by Buyer, in its sole and absolute discretion, to ascertain the Market Value of the Asset to be purchased by Buyer pursuant to such Transaction. In addition, on or before 2:00 p.m. (New York time) one (1) business day prior to any Transaction, Seller will provide written notice to Buyer that such Transaction will close the following business day."

     9. Paragraph 6 of the Master Repurchase Agreement is amended by deleting the words "all of the Purchased Securities with respect to the Transactions hereunder" in the fourth line thereof and inserting the following therefor:

     "all of the Seller's Assets, Seller's right (including the power to convey title thereto), title and interest in and to".

     10. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following after the words "title and interest in and to" in the fourth line thereof:

          "the contractual right to receive payments, including the right to payments of principal and interest and the right to enforce such payments, arising from or under any of the Purchased Assets, the contractual right to service or arrange for the servicing of each Mortgage Asset to the extent, if any, Seller has such rights, any servicing agreements with respect to each Mortgage Asset and all documents and instruments relating to each Purchased Asset and/or Additional Assets,".

     11. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following after the word "other" and before the word "proceeds" in the fifth line thereof:

          "income, payments, products and".

     12. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following after the word "thereof" and before the period in the fifth line thereof:

          "including the rights, if any, of Seller under any Servicing Agreements to the extent such rights under the Servicing Agreements are assignable by Seller (the "Collateral")." .

     13. Paragraph 6 of the Master Repurchase Agreement is amended by adding the following at the end of the last sentence of Paragraph 6:

          "In such event, the parties hereto intend to create for the benefit of Buyer, as secured party, a legally valid and enforceable first priority perfected security interest in the Collateral, and Seller hereby grants Buyer a first priority security interest in the Collateral. On or prior to the initial Purchase Date and/or at the request of Buyer at any time, Seller shall immediately cause to be filed in the appropriate filing offices of the jurisdiction in which Seller maintains its place of business, or its chief executive office if Seller has more than one place of business, in accordance with applicable law, Uniform Commercial Code financing statements naming Seller as debtor, Buyer as secured party, and the Collateral as collateral and in form and substance reasonably acceptable to Buyer."

     14. Paragraph 7 of the Master Repurchase Agreement is amended by adding the following at the end of the last sentence of Paragraph 7:

          "In the case of Transactions involving Eligible Asset-Backed Securities, the transfer of such Eligible Asset-Backed Securities for the purposes of this Paragraph 7 shall include the delivery to the Buyer or its designee of the Eligible Asset-Backed Security and the Required Documents."

     15. Paragraph 8 of the Master Repurchase Agreement is amended by deleting the last sentence of Paragraph 8 and substituting the following:

          "Title to all Purchased Assets shall pass to Buyer. Nothing in this Master Repurchase Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise pledging or hypothecating the Purchased Assets without the prior consent of Seller, but no such transaction or provision hereof shall relieve Buyer of its obligations to transfer Purchased Assets to Seller pursuant and subject to Paragraphs 3, 4 or 11 hereof. Upon termination of any Transactions as set forth in Paragraph 3(c) of this Master Repurchase Agreement, Buyer agrees to execute promptly all Required Documents, endorsements, assignments of the Assets and UCC-3 assignments, releases or terminations related to such Transactions, to the extent that such documents are prepared by Seller for Buyer's execution, are delivered to Buyer by Seller and are necessary and appropriate, as reasonably determined by Seller, to reconvey, without recourse, to Seller and perfect title of like tenor to that conveyed to Buyer to the related Assets. Buyer shall provide reasonable cooperation in assisting and directing the Seller to facilitate such preparation (without material expense to Buyer)".

     16. Subparagraph 9(b) of the Master Repurchase Agreement is amended by adding the following after the word "substituted" and before the period in the fifth line thereof:

          "; provided, further, that, the retention by Seller of custody of any document relating to any Asset shall be held by Seller in trust for Buyer and shall not be deemed to constitute Seller's retention of custody of the Purchased Assets for purposes of this subparagraph".

     17. Paragraph 9 of the Master Repurchase Agreement is further amended by adding at the end of the Paragraph the following subparagraphs (c) and (d):

          (c) In the case of any Transaction for which the Repurchase Date is other than the business day immediately following the Purchase Date and with respect to which Seller does not have any existing right to substitute substantially the same Assets for the Purchased Assets, Seller shall have the right, subject to the proviso to this sentence, upon notice to Buyer, which notice shall be given at or prior to 2:00 p.m. (New York time) at least ten (10) business days prior to the date of such substitution, to substitute substantially the same Assets for any Purchased Assets; provided, however, that Buyer, in its sole and absolute discretion, may elect, by the close of business on the business day next following the business day on which notice is received, not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by Seller's transfer to Buyer of additional Assets (including the applicable Required Documents and the issuance to the Buyer of the Confirmation) and Buyer's transfer to Seller of such Assets, and after substitution, the substituted additional Assets shall be deemed to be Purchased Assets. In the event Buyer elects not to accept such substitution, Buyer shall offer the Seller the right to terminate the Transaction. If the Seller elects to terminate such Transaction (which election shall be made in writing within five (5) business days of Buyer's offer to Seller of the right to terminate the transaction), the date of termination will be determined in accordance with Paragraph 3(c).

          (d) In the event Seller exercises its right to substitute or terminate pursuant to subparagraph (c), Seller shall be obligated to pay to Buyer, by the close of the business day of such substitution or termination, as the case may be, an amount equal to (A) Buyer's actual cost (including all fees, expenses and commissions) of (i) entering into replacement transactions; and (ii) entering into or terminating hedge transactions, (B) to

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

     the extent Buyer determines not to enter into replacement transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination and (C) in the case of the termination of any Transaction, the related Repurchase Price for such Purchased Assets. The foregoing amounts shall be determined and calculated in Good Faith solely by Buyer."

     18. Paragraph 10 of the Master Repurchase Agreement is amended by adding the following clauses at the end of the first sentence of Paragraph 10 after the word "affected" and before the period:

          ", and (vi) Seller and Buyer have entered into a Transaction described in each Confirmation contemporaneously with the sale of the Purchased Assets by Seller to Buyer and the transfer of the Purchase Price by Buyer to Seller, or, in the event that any Transaction is deemed to constitute a loan, contemporaneously with the grant of the security interest in the Collateral by Seller to Buyer pursuant to Paragraph 6 hereof and the transfer of the consideration therefor, consisting of the extension of the Purchase Price, which represents the loan proceeds, by Buyer to Seller".

     19. The first paragraph of Paragraph 11 is amended by deleting the word "or" immediately preceding clause (vii) and by adding at the end of such clause, immediately preceding the parenthesis, the following:

          "(viii) Subject to Paragraph 6, the Master Repurchase Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Assets purported to be covered thereby;

          (ix) Any (a) termination by Seller of any Servicer or subservicer of the Mortgage Assets without the prior written consent of Buyer to the extent Seller's consent is required for such termination or (b) amendment of any Servicing Agreement without the prior written consent of Buyer to the extent Seller's consent is required for such occurrences, (c) failure by Seller (if it is the Servicer) or any Servicer to service the Mortgage Assets in accordance with (i) industry standards for similar loans with third parties or (ii) the standards set forth in the Servicing Agreement;

          (x) Any other default by Seller of its obligations hereunder which is not cured within two (2) days following Seller's receipt of written notice from Buyer specifying such default;

          (xi) An event of default has occurred with respect to indebtedness of Seller or any Guarantor in excess of $100,000 in the aggregate which has not been cured within any applicable grace period;

          (xii)    Any Change of Control shall occur;

          (xiii) In Buyer's sole judgment exercised in Good Faith, any material adverse change shall have occurred in the business, operations, properties, prospects or financial condition of Seller or any Guarantor;

          (xiv) Any event of default has occurred under any Servicing Agreement, any Indenture, any Trust Agreement, the guaranty or any Related Facility; or

          (xv) any termination or breach of any guaranty by any Guarantor or similar agreement executed and delivered to Buyer in connection with the obligations of Seller under this Master Repurchase Agreement, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such guaranty or similar agreement

     20. Subparagraph 11(d)(i) of the Master Repurchase Agreement is amended in its entirety to provide as follows by:

          "as to Transactions in which the defaulting party is acting as Seller, so long as the applicable Event of Default occurred three (3) business days prior to the date of any such sale, Buyer may, (A) immediately sell in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Assets or any Eligible Asset-Backed Security subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets or Eligible Asset-Backed Security, as the case may be, to give the defaulting party credit for such Purchased Assets or Eligible Asset-Backed Security, as the case may be, in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder and in either case upon the receipt and crediting by Buyer, in a manner deemed final and complete by Buyer in its sole and absolute discretion, of the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party, including, without limitation, (x) any unpaid fees and expenses, (y) amounts due and owing by Seller to Buyer and (z) other amounts which are otherwise due and owing by Seller to Buyer, Buyer shall transfer the portion of the Purchased Assets and all income, payments, products and proceeds thereof held by Buyer following such receipt and crediting to Seller.

     21. Paragraph 11 of the Master Repurchase Agreement is amended by adding new subparagraphs (j) and (k) following Subparagraph (i) as follows:

          "(j) As to Transactions in which the defaulting party is acting as Seller, Buyer may, in its sole and absolute discretion, to the extent, if any, Seller has the right to do so, (i) terminate any Servicing Agreements without any liability to Seller (including, without limitation, without liability for the payment of fees or other sums due and owing to Seller in its capacity as Servicer) and, to the extent permitted under any Servicing Agreement, terminate any Servicing Agreements without any liability to the applicable Servicer (including, without limitation, without liability for the payment of fees or other sums due to owing to such Servicer) and (ii) transfer servicing responsibility for any Mortgage Assets to any third party servicer Buyer selects.

          (k) The parties hereto recognize that Seller's obligations to Buyer under this Master Repurchase Agreement are special, unique and of extraordinary character. If an Event of Default occurs hereunder, Seller agrees that Buyer may enforce this Master Repurchase Agreement by a proceeding for specific performance or other equitable remedy including, without limitation, a proceeding in which replevin or injunction is sought by Buyer. Seller hereby waives to the fullest extent permitted by law any and all rights it may have by statute, constitution or otherwise, to (a) assert the defense of adequacy of a remedy at law that might be asserted as a bar to any such proceeding, (b) the fixing, imposition or posting of a bond or other security by Buyer as a condition to obtaining any equitable relief sought by Buyer. Seller further agrees that the rights and remedies hereunder are cumulative, and are not exclusive of any rights, powers, privileges, or remedies, now or hereafter existing, at law, or in equity or otherwise."

     22. Paragraph 13 of the Master Repurchase Agreement is amended by deleting the text thereof and replacing it with the following:

          "Any notice or communication in respect of this Master Repurchase Agreement will be sufficiently given to a party if in writing and delivered in person, sent by certified or registered mail, return receipt requested, or by overnight courier or given by facsimile transfer at the following address or facsimile number:

         If to Buyer:          First Union Corporation
                               One First Union Center TW-9
                               301 South College Street
                               Charlotte, North Carolina 28288-0610
                               Attention: Mark Mendenhall
                               Facsimile No.: (704) 383-8121

         with copies to:       Hahn & Hessen LLP
                               350 Fifth Avenue, Suite 3700
                               New York, New York 10118-0075
                               Attention: Linda C. Berman, Esq.
                               Facsimile No.: (212) 594-7167

         If to Seller:         NovaStar REMIC Financing Corporation.
                               1901 West 47th Place, Suite 105
                               Westwood, Kansas 66205
                               Attention: Mark Kohlrus
                               Facsimile No. (913) 514-3515

         A notice or communication will be effective:

          (iv) if delivered by hand or sent by overnight courier, on the day and time it is delivered;

          (v) If sent by facsimile transfer on a machine that provides for automatic confirmation of receipt, on the day and time such confirmation is received; or

          (vi) if sent by certified or registered mail, return receipt requested, three days after dispatch.

          Either party may by written notice to the other change the address or facsimile number at which notices or communications are to be given to it."

     23. The first sentence of Paragraph 15(a) of the Master Repurchase Agreement is amended by inserting the following after the words "null and void" on the third line thereof: ", provided however, that Buyer may sell, transfer
                              -------- -------
and assign its rights under this Master Repurchase Agreement or under any Transaction to any affiliate of Buyer, without the prior consent of Seller.

     24. Buyer is hereby appointed the attorney-in-fact of Seller for the sole and limited purpose of executing or endorsing any instruments that Buyer may deem necessary to accomplish the sale, transfer and assignment of the Purchased Assets and/or Collateral to Buyer, including, without limitation, completing or correcting any endorsement or assignment, which appointment as attorney-in-fact is irrevocable and coupled with an interest. In this connection, Buyer shall have the right and power to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the principal of or interest on any Purchased Asset or Collateral and to give full discharge for the same.

     25. Seller shall promptly pay as and when payment is due all, and Buyer shall not be liable for any expenses, fees and charges incurred by Buyer or Seller arising out of or related in any way to this Master Repurchase Agreement (including the reasonable fees and disbursements of counsel to Buyer in negotiation of the Master Repurchase Agreement) and the enforcement of this Master Repurchase Agreement, or any of the Servicing Agreements , including, without limitation, legal expenses of counsel to Buyer, the fees and expenses of any custodian, recording and filing fees and any costs associated with reconveyance of the Purchased Assets ("Costs") and, in the event that any Costs are incurred by Buyer, Seller shall reimburse Buyer on demand of Buyer accompanied by a statement describing in reasonable detail the circumstances and the nature of the Cost by wire transfer of immediately available federal funds no later than one (1) business day following such demand.

     26. (a) Each party represents and warrants, and shall on and as of the Purchase Date of any Transaction and on and as of each date thereafter through the related Repurchase Date be deemed to represent and warrant, as follows:

              (i) The execution, delivery and performance of this Master Repurchase Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties; and

          (ii) This Master Repurchase Agreement is, and each Transaction when entered into under this Master Repurchase Agreement will be, a legal, valid and binding obligation of it enforceable against it in accordance with the terms of this Master Repurchase Agreement; and

          (iii) Seller's principal place of business and chief executive office is located in Westwood, Kansas.

     (b) Seller hereby makes, on and as of the Purchase Date of any Transaction and on and as of each date thereafter through the related Repurchase Date shall be deemed to have made, the representations and warranties to Buyer set forth in Exhibit C hereto. The representations and warranties set forth herein shall
---------
survive transfer of the Purchased Assets to the Buyer and shall continue until the related Transaction has terminated.

     (c) Seller hereby further represents and warrants that, as of the Purchase Date of each Transaction:

          (i) No Event of Default, event of default or default has occurred or is continuing under this Master Repurchase Agreement, any Servicing Agreement, any Trust Agreement or any Related Facility.

          (ii) Seller has no actual knowledge of any pending or threatened litigation or any basis therefor against Seller or any Guarantor before any court, governmental agency or authority or arbitration panel, which, if determined adversely to Seller or such Guarantor, would have a materially adverse effect on Seller's or such Guarantor's ability to perform its obligations under the Related Documents or the guaranty issued by such Guarantor to Buyer.

          (iii) If Seller is servicing any Purchased Assets, it is doing so in accordance with the industry standards.

          (iv) Since the date of the most recent balance sheet of Seller or any Guarantor and/or the most recent financial statement of Seller or any Guarantor delivered to Buyer hereunder, there has been no material adverse change in its financial condition or results of operations.

          (v) The information set forth in the schedule to each Confirmation is true and correct in all material respects.

          (vi)     Each Purchased Asset is an Eligible Asset-Backed Security.

          (d) Upon discovery by the Seller of a breach of any of the representations, warranties or covenants set forth herein or in Exhibit C
                                                                ---------
hereto, Seller shall give prompt written notice thereof to the Buyer.

          (e) Seller hereby indemnifies and holds Buyer harmless for any loss, liability, expense (including attorney fees) or damage suffered or incurred by Buyer arising from or in any way related to a breach by Seller of any representation or warranty of Seller in this Master Repurchase Agreement.

          (f) Seller shall take all action, as Buyer may reasonably request to ensure that Buyer will have a first priority security interest in the Purchased Assets, including among other things, delivering the Purchased Assets to Buyer registered or, with properly endorsed instruments of transfer to be registered, in Buyer's name or in the name of Buyer's nominee and filing such UCC financing statements regarding the Purchased Assets as Buyer may reasonably request. Notwithstanding the foregoing, the parties hereto agree and confirm that the Transactions are intended to constitute a sale and purchase of assets, rather than a loan

     27. On and as of the date of this Master Repurchase Agreement and each Purchase Date and until this Master Repurchase Agreement is no longer in force with respect to any Transaction, Seller covenants that:

          (a) it will not take any action which would directly or indirectly cause the Buyer's interest in or the value of the Purchased Assets to be adversely affected thereby; and

          (b) it will not pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Purchased Assets to any person not a party to this Master Repurchase Agreement nor will Seller create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Assets other than that created hereunder without the prior express written consent of Buyer.

          (c) it shall have no beneficial, legal or equitable interest in the Purchased Assets provided, however, nothing contained herein shall limit or impair any contractual rights Seller may have under this Master Repurchase Agreement. To the extent, if any, Seller has the right to control the servicing of the Mortgage Assets under any Servicing Agreement or otherwise, Seller shall and shall direct the applicable Servicer to follow all instructions of Buyer with respect to the servicing of the Mortgage Assets and upon Buyer's request Seller will make available and/or turn over and deliver to Buyer all Required Documents in good and usable order wherever Buyer shall request such documents be produced and/or delivered.

          (d) Seller shall promptly furnish to the Buyer:

               (i) Within 90 days after the last day of each fiscal year, a balance sheet and statements of income and cash flows for NFI for such year on a consolidated basis as of the end of such year presented fairly in all material respects in accordance with GAAP and accompanied by an unqualified report of a firm of independent certified public accountants of nationally recognized standing and including therewith a copy of any management letter from such certified public accountant; and

               (ii) Within 45 days after the last day of each fiscal quarter,
                    (A) an unaudited balance sheet and statements of income and cash flows for NFI for such quarter and (B) a certificate of an officer of NFI, whose position is vice president or higher, stating that such financial statements are presented fairly in all material respects and in accordance with GAAP, subject to year-end audit adjustments, and further certifying that neither Seller nor any affiliate thereof is in default under the terms and conditions of this Master Repurchase Agreement or under any agreement evidencing or securing any indebtedness of such entity.

          (e) Each of Seller and each Guarantor shall maintain its corporate existence and obtain and maintain all rights, privileges, licenses, approvals, franchises, properties and assets necessary or desirable in the normal conduct of its business, including but not limited to all approvals with respect to the SEC or the Securities Commissions of the States of Kansas, Virginia and Delaware, and comply with all contractual obligations and requirements of law (including, without limitation, any requirements of law under or in connection with ERISA, the Federal Consumer Credit Protection Act, the Federal Real Estate Settlement Procedures Act, the Federal Equal Credit Opportunity Act, the Federal Truth-in-Lending Act, and any regulations promulgated thereunder), except where the failure to so comply is not likely to have a material adverse effect on the business, operations, assets or financial or other condition of the Seller or on the Purchased Assets.

          (f) The Seller shall promptly furnish such additional financial and other information including, without limitation, financial statements of Seller and information regarding the Purchased Assets as the Buyer may from time to time reasonably request.

          (g) The books of record and account kept by Seller shall be maintained in accordance with GAAP.

          (h) The Seller shall promptly give written notice to the Buyer of:

              (i) the occurrence of a default or event of default or state of facts which with the giving of notice or passage of time, or both, would constitute (x) an Event of Default under this Master Repurchase Agreement or (y) an event of default or default any Indenture, any Trust Agreement, any Servicing Agreement or Related Facility, known to Seller and the proposed method cure thereof;

              (ii) any litigation or proceeding affecting the Seller or any Guarantor or the Purchased Assets known to Seller or such Guarantor which could have a material adverse effect on the Purchased Assets, or the business, operations, property or financial or other condition of the Seller or such Guarantor;

          (iii) a material adverse change known to the Seller or any Guarantor in the business, operations, property or financial or other condition of the Seller or such Guarantor;

          (iv) any breach of a representation or warranty set out in Exhibit C hereto; or
                   ---------

          (v) any default or event of default by Seller or any Guarantor under the terms of any agreement evidencing or securing any indebtedness of Seller or such Guarantor in excess of $100,000 in the aggregate which has not been cured within any applicable grace period.

      (i) To the extent, if any, Seller has any obligation under any Servicing Agreement, the Seller shall comply fully with the terms of each Servicing Agreement.

      (j) The Seller shall pay or otherwise satisfy at or before maturity or before it comes delinquent or accelerated, as the case may be, all its indebtedness (including taxes), except indebtedness being contested in good faith by appropriate proceedings and for which provision is made to the satisfaction of the Buyer for the payment thereof in the event the Seller is found to be obligated to pay such indebtedness and which indebtedness is thereupon promptly paid by the Seller.

      (k) The Seller shall permit representatives of the Buyer to (A) visit and inspect any of its properties and examine and make abstracts from any of its books and records (including, without limitation, books and records relating to the Purchased Assets) at any reasonable time and as often as may reasonably be desired by the Buyer (but, prior to the occurrence of an Event of Default, only upon not less than three (3) business days prior notice) and Seller shall pay all out of pocket costs and expenses incurred by Buyer in the performance of such inspection, and (B) upon prior notice to Seller, discuss the business, operations, properties and financial and other condition of the Seller or any Guarantor with officers and employees of the Seller and such Guarantor and (iv) with their independent certified public accountants; provided, however, that the
                                                     --------  -------
results of any such visit, inspection, examination, discussion or audit, to the extent such results are proprietary and non-public, shall be maintained by the Buyer in confidentiality except as required by law or regulation or by any governmental agency or regulatory body having authority over the Buyer, or to the extent such information may be communicated to the legal counsel or auditors of the Buyer.

      (l) Mortgage Assets shall be originated and acquired by Seller only in accordance with the Underwriting Standards including, any exceptions or deviations from the usual and customary underwriting standards to the extent such exceptions or deviations are made in the ordinary course of the applicable Seller's affiliate's business.

           (m) The Seller shall comply with each and every covenant set forth on Exhibit B hereto.
---------

           (n) The Seller shall pay Buyer a quarterly repo fee calculated on the Maximum Purchase Amount at a rate of one percent (1%) per annum, such repo fee to be paid in advance commencing on the date of execution hereof and on each three (3) month anniversary of the date hereof. This repo fee shall be (i) calculated for the three (3) months succeeding the scheduled date of its payment and (ii) be deemed earned in full upon each such scheduled date of payment and not be subject to rebate or proration for any reason.

           (o) the Seller shall furnish or cause to be furnished to the Buyer once each month copies of, in electronic readable format all reports received with respect to any Purchased Asset

      28. (a) The Purchase Price for Purchased Assets purchased by Buyer in any Transaction hereunder shall be 50% of the Market Value of the Purchased Assets on the Purchase Date unless a lesser amount shall be agreed to by Buyer and Seller.

          (b) The aggregate Purchase Price for all Purchased Assets owned by Buyer on any date shall at no time exceed the Maximum Purchase Amount.

          (c) This Master Repurchase Agreement shall continue in effect until the expiration of the Term.

     29. The parties irrevocably agree to submit to the personal jurisdiction of the United States District Court for the Southern District of New York and that the exclusive venue for all actions and proceedings, except a proceeding for enforcement of a judgment, shall be in the United States District Court for the Southern District of New York, the parties irrevocably waiving any objection thereto. If, for any reason, federal jurisdiction is not available, the parties irrevocably agree to submit to the personal jurisdiction of the Supreme Court of the State of New York and that the exclusive venue of all actions and proceedings, except a proceeding for the enforcement of a judgment, shall be in the Supreme Court of the State of New York, New York County, the parties irrevocably waiving any objection thereto. Notwithstanding the foregoing two sentences, at Buyer's option exercisable at any time not later than thirty (30) days after an action or proceeding has been commenced hereunder, the parties agree that the matter may be submitted to binding arbitration in accordance with the commercial rules of the American Arbitration Association then in effect in the State of New York, and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof within the City, County and State of New York; provided, however, that the arbitrator shall not amend,
                       --------  -------
supplement, or reform in any regard this Master Repurchase Agreement or the terms of any Confirmation, the rights or obligations of any party hereunder or thereunder, or the enforceability of any of the terms hereof or thereof. Any arbitration shall be conducted in the City, County, and State of New York before a single arbitrator who shall be reasonably familiar with repurchase transactions and the secondary mortgage market.

          EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS MASTER REPURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     30. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR PUNITIVE DAMAGES IN ANY WAY RELATED TO THIS MASTER REPURCHASE AGREEMENT AND EXCEPT AS PROVIDED IN PARAGRAPH 11(g) HEREIN, UNDER NO CIRCUMSTANCES WILL EITHER PARTY, BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGES SUFFERED OR INCURRED BY THE OTHER, OR ANY OTHER PARTY, IN EACH CASE ARISING UNDER THIS MASTER REPURCHASE AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES COULD HAVE BEEN FORESEEN OR PREVENTED.

     31. Prior to entering into each Transaction under this Master Repurchase Agreement, each of the following conditions shall occur:

          (a) the Assets shall have been delivered to Buyer (or its designee);

          (b) Seller and each Guarantor shall have disclosed information satisfactory to Buyer with respect to the scheduled maturities and termination provisions of all outstanding credit facilities and debt of Seller;

          (c) a favorable opinion of counsel with respect to the corporate and perfection matters, in form and substance acceptable to Buyer, with reliance thereon permitted as to any person or entity that purchases in accordance with and subject to the terms of this Master Repurchase Agreement, the Assets from Buyer in a repurchase transaction shall have been delivered to Buyer;

          (d) UCC-1 Financing Statements in form suitable for filing in the offices of the Secretary of State of the State of Kansas and Delaware and such other jurisdictions in which Seller may maintain a principal place of business against Seller shall have been delivered to Buyer.

          (e) Seller shall have delivered to Buyer a collateral assignment in form and substance satisfactory to Buyer of Seller's rights, if any, under each of the Servicing Agreements to which Seller is a party with respect to the Mortgage Assets securing any Asset-Backed Security.

          (f) Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other affiliate of Buyer.

          (g) Buyer shall have received all appropriate Confirmations.

          (h) Buyer shall have received each Eligible Asset-Backed Security and the Required Documents.

          (i) Buyer shall have received executed warrants from NFI in form and substance satisfactory to Buyer.

          (j) Buyer shall have received (i) an executed guaranty from each Guarantor and (ii) a security agreement from each Guarantor (other than NFI Holding Corporation) in form and substance satisfactory to Buyer and such guaranty shall be in full force and effect.

          (k) Buyer shall have received executed assignments of equities with respect to any equity or right to receive money under the master repurchase agreement dated as of the date hereof among, NFI, NMI, NCI and First Union National Bank to secure Seller's obligations under this Master Repurchase Agreement and each Related Facility, each of which shall be in form and substance satisfactory to Buyer.

     32. To induce Buyer to enter into this Master Repurchase Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Seller agrees that:

          (a) During the 364 days immediately following the date of this Master Repurchase Agreement, the Seller and all of its affiliates or subsidiaries shall give First Union the exclusive right to act as (i) sole placement agent or sole underwriter (as the case may be), in connection with any and all public or private offerings of structured home equity securities which the Seller or such affiliates or subsidiaries may attempt, and/or (ii) syndication agent or administrative agent with respect to any credit facility the Seller or such affiliates or subsidiaries may enter into.

          (b) During the 364 days immediately following the date of this Master Repurchase Agreement the Seller shall and cause its affiliates or subsidiaries to solicit a proposal from First Union to act as advisor to the Seller or any such affiliates or subsidiaries in connection with any merger or acquisition transaction involving the Seller or any such affiliates or subsidiaries.

          (c) During the 364 days immediately following the date of this Master Repurchase Agreement, the Seller shall and cause its affiliates or subsidiaries to (i) solicit a proposal from First Union to act as lead underwriter or sole placement agent on any and all public or private offerings of any securities offered by the Seller and such affiliates and subsidiaries (other than structured home equity securities), and (ii) if First Union is not appointed lead underwriter or placement agent, as the case may be, the Seller shall and cause its affiliates and subsidiaries to use its best efforts to have First Union appointed co-underwriter or co-placement agent for such transaction.

     Any offer by Seller or one of its affiliates and subsidiaries to First Union to act in any capacity described above with respect to any transaction shall be on terms (including fees and expenses) and conditions that are usual and customary for investment or commercial banks acting in transactions of a similar type.

     33. This Addendum is executed and shall be construed as an agreement supplemental to the Master Repurchase Agreement and, as provided in the Master Repurchase Agreement, this Addendum forms a part thereof.

     34. All of the covenants, stipulations, promises and agreements in this Addendum shall bind the successors and assigns of the parties hereto, whether expressed or not.

     35. The Master Repurchase Agreement and this Addendum may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument. Any signature delivered by a party via facsimile transfer shall be deemed to be an original signature thereto.

     36. This Addendum shall supersede any existing annex to or modification of the Master Repurchase Agreement.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Addendum Agreement as of the date first written above.




NOVASTAR REMIC FINANCING                              FIRST UNION CORPORATION, as a Buyer
CORPORATION,
as a Seller


By:________________________________________           By:_________________________________________
Name:______________________________________           Name:_______________________________________
Title:_____________________________________           Title:______________________________________

CONSENTED AND AGREED TO:


NFI HOLDING CORPORATION, as
Guarantor


By:________________________________________
Name:______________________________________
Title:_____________________________________


NOVASTAR MORTGAGE, INC., as
Guarantor


By:________________________________________
Name:______________________________________
Title:_____________________________________


NOVASTAR FINANCIAL, INC., as
Guarantor


By:________________________________________
Name:______________________________________
Title:_____________________________________

                                   EXHIBIT A

                             INTENTIONALLY OMITTED

                                   Exhibit B

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER


     1. Seller represents, warrants and covenants, as of the date hereof and as of each day during the term of the Agreement, as follows:

          (a) Due Organization and Qualification.  Seller is a corporation duly
              ----------------------------------
organized, validly existing and in good standing under the laws of the state of its incorporation Seller is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as
                      ---------
currently conducted and the performance of its obligations under the Related Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would have a material adverse effect upon Seller, any Purchased Asset or any Transaction.

          (b) Power and Authority.  Seller has all necessary power and authority
              -------------------
to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Related Documents and to consummate the Transactions.

          (c) Due Authorization.  The execution, delivery and performance of
              -----------------
this Master Repurchase Agreement by Seller have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by or any notice to or filing with any person.

          (d) Noncontravention.  None of the execution and delivery of all
              ----------------
documents by Seller, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Related Documents:

               (i) conflicts with or results in any breach or violation of any provision of the articles or certificate of incorporation or by-laws of Seller or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to Seller, or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over Seller;

               (ii) constitutes a material default by Seller under or a material breach of any provision of any loan agreement, mortgage, indenture or other material agreement or instrument to which Seller or any of its affiliates is a party or by which it or any of its properties is or may be bound or affected which would have a material and adverse effect on Seller's ability to perform its obligations under the Related Documents; or

               (iii) results in or requires the creation of any lien upon or in respect of any of the assets of Seller except as otherwise expressly contemplated by the Related Documents.

          (e) Legal Proceedings.  There is no action, proceeding or
              -----------------
investigation by or before any court, governmental or administrative agency or arbitrator against or affecting all or any of the Purchased Assets, Seller or any of its affiliates, or any properties or rights of Seller or any of its affiliates, pending or threatened, which, in any case, if decided adversely, would have a material adverse effect with respect to the Seller's ability to perform its obligations under the Related Documents.

          (f) Valid and Binding Obligations.  Each of the Related Documents to
              -----------------------------
which Seller is a party when executed and delivered by Seller will constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

          (g) No Consents.  No consent, license, approval or authorization from,
              -----------
or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by Seller of this Master Repurchase Agreement or of any other Related Documents, except such as have been obtained and are in full force and effect and those as to which the failure to so obtain does not have a material adverse effect on Seller.

          (h) Notice of Material Events.  Seller shall promptly inform (unless,
              -------------------------
in the case of clause (i) only, prohibited by applicable law) Buyer in writing of the occurrence of and of the following:

              (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation (A) against Seller pertaining to the Purchased Assets in general, (B) with respect to a material portion of the Purchased Assets or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Purchased Assets; or

              (ii) any change in the location of Seller's principal office or any change in the location of Seller's books and records; or

              (iii) the occurrence of any Event of Default.

          (i) Special Purpose Vehicle.  Certificateholder (i) engages in no
              -----------------------
business activity other than the ownership of the Purchased Assets and the entry of Seller into this Master Repurchase Agreement, (ii) has no liabilities or creditors other than liabilities to Buyer under this Master Repurchase Agreement and (iii) is properly capitalized given the business conducted by it.

                                   EXHIBIT C

                        REPRESENTATIONS AND WARRANTIES
                 RELATING TO ELIGIBLE ASSET-BACKED SECURITIES

     (a) The applicable Eligible Asset-Backed Security is a binding and valid obligation of the obligor thereon, in full force and effect and enforceable in accordance with its terms except as the same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity.

     (b) The Eligible Asset-Backed Security is genuine in all respects as appearing on its face and as represented in the books and records of the Seller and all information set forth therein is true and correct.

     (c) The Eligible Asset-Backed Security is free of any default of any party thereto counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, whether by operation of law or otherwise.

     (d) The Eligible Asset-Backed Security complies in all respects with and was issued in accordance with all applicable laws and regulations governing the same, and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with such Asset have been given and performed as required.

     (e) At all times the Eligible Asset-Backed Security will be free and clear of all liens.

                                   EXHIBIT D

                             INTENTIONALLY OMITTED

                                   EXHIBIT E

                              SERVICING AGREEMENTS

Servicing Agreement dated as of September 1, 1997, among NovaStar Mortgage, Inc., NovaStar Home Equity Loan Trust Series 1997-1 and First Union National Bank, as amended.

Servicing Agreement dated as of November 1, 1997, among NovaStar Mortgage, Inc., NovaStar Home Equity Loan Trust Series 1997-2 and First Union National Bank, as amended.

Servicing Agreement dated as of April 1, 1998 by and among NovaStar Mortgage, Inc., First Union National Bank and NovaStar Mortgage Funding Trust, Series 1998-1, as amended.

Servicing Agreement dated as of August 1, 1998 by and among NovaStar Mortgage, Inc., First Union National Bank and NovaStar Mortgage Funding Trust, Series 1998-2, as amended.

Servicing Agreement dated as of January 1, 1999 by and among NovaStar Mortgage, Inc., Fairbanks Capital Corp., First Union National Bank, The Chase Manhattan Bank and NovaStar Mortgage Funding Trust, Series 1999-1.

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

                                   EXHIBIT F

                             INTENTIONALLY OMITTED


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

                                   EXHIBIT G

                                   INDENTURES

Indenture dated as of September 1, 1997, between NovaStar Home Equity Loan Trust, Series 1997-1 and First Union National Bank.

Indenture dated as of November 1, 1997, between NovaStar Home Equity Loan Trust, Series 1997-2 and First Union National Bank.

Indenture dated as of April 1, 1998 by and among NovaStar Mortgage Funding Trust, Series 1998-1 and First Union National Bank.

Indenture dated as of August 1, 1998 by and among NovaStar Mortgage Trust, Series 1998-2 and First Union National Bank.

Indenture, dated as of January 1, 1999, by and among NovaStar Mortgage Funding Trust, Series 1999-1, First Union National Bank, and The Chase Manhattan Bank.

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

                                   EXHIBIT H

                               TRUST AGREEMENTS

Amended and Restated Trust Agreement dated as of September 1, 1997 between NovaStar Assets Corp. and Wilmington Trust Company concerning the NovaStar Home Equity Loan Asset-Backed Certificates Series 1997-1.

Amended and Restated Trust Agreement dated as of November 1, 1997 between Merrill Lynch Mortgage Investors, Inc. and Wilmington Trust Company concerning the NovaStar Home Equity Loan Asset-Backed Certificates Series 1997-2.

Amended and Restated Trust Agreement dated as of April 1, 1998 by and among NovaStar Mortgage Funding Corporation and Wilmington Trust Company concerning the NovaStar Mortgage Funding Trust, Series 1998-1, Home Equity Loan Asset-Backed Bonds.

Amended and Restated Trust Agreement dated as of August 19, 1998 by and among NovaStar Mortgage Funding Corporation and Wilmington Trust Company concerning the NovaStar Mortgage Funding Trust, Series 1998-2, Home Equity Loan Asset-Backed Bonds.

Amended and Restated Trust Agreement dated January 1, 1999 by and among NovaStar Mortgage Funding Corporation II, Residential Asset Funding Corporation and Wilmington Trust Company concerning the NovaStar Mortgage Funding Trust, Series 1999-1, Home Equity Loan Asset-Backed Bonds.

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